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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT RESERVE ENGINEERS


   As Harken Energy Corporation's independent reserve engineers, Ryder Scott Company consents to the reference in this registration statement to Ryder Scott Company's reserve report dated December 31, 2001.


                                          /s/ RYDER SCOTT COMPANY, L.P.
                                          ______________________________________


                                          RYDER SCOTT COMPANY, L.P.


Houston, Texas

January 23, 2003